SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 23, 2013

COLUMBIA BANKING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation)

0-20288	91-1422237
(Commission File Number)	IRS Employer Identification No.

1301 A Street

Tacoma, WA 98402

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (253) 305-1900

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 23, 2013, the Board of Directors of Columbia Banking System, Inc. (the “Company”), approved entering into a supplemental executive retirement plan (“SERP”) with Clint E. Stein, Executive Vice President and Chief Financial Officer of the Company and Columbia State Bank (the “Bank”), and Andrew L. McDonald, Executive Vice President and Chief Credit Officer of the Company and the Bank.

Under the terms of the SERP, the executive is provided with a fixed lifetime annual retirement benefit, the amount of which declines to the extent the executive retires before normal retirement age. The fixed initial maximum aggregate amount that may be received by Messrs. Stein and McDonald is $198,807 and $175,244, respectively, subject to potential adjustments as discussed below.

Mr. Stein and Mr. McDonald are currently eligible to receive benefits pursuant to a Unit Plan. Benefits under the Unit Plan will be frozen at the current levels, payments under these plans will be postponed until benefits are drawn from the SERP and SERP benefit payments described above will be reduced by the amount that is attributable to the respective Unit Plan.

In order to receive payments under the SERP, the executive must, in addition to other conditions, have attained the age of 65 (62 in the event of a change in control) and have achieved ten years of vested service in the plan. Plan benefits fully vest over twenty years; both of Messrs. Stein and McDonald will receive credit for prior service, calculated from their original date of hire, which is 2005 for Mr. Stein and 2004 for Mr. McDonald.

In the event of early retirement, which is defined as a separation from service on or after attaining age 55, the benefit amount is reduced to the actuarial equivalent and payments begin upon such separation from service. A separation from service in certain circumstances may result in a forfeiture or reduction in benefits.

The SERP is unsecured and unfunded and there are no plan assets. The Company utilizes income from bank owned life insurance policies to offset SERP expenses.

The terms of the SERP for Messrs. Stein and McDonald are the same in nature as the SERPS entered into with certain other executive officers of the Company and/or the Bank.

Item 5.07.	Submission of Matters to Vote of Security Holders.

(a) and (b)

The Company’s 2013 Annual Shareholders’ Meeting was held on April 24, 2013. There were 39,848,969 shares outstanding and entitled to vote at the annual meeting; of those shares, 36,939,889 were present in person or by proxy. The following matters were voted upon at the 2013 Annual Meeting:

1. The election of ten directors to serve on the Board until the 2014 Annual Meeting or until their successors has been elected and has qualified;

2. Proposal Number 2, an advisory (non-binding) resolution to approve the compensation of Columbia’s executive officers;

3. Ratification of appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

The following is a summary of the voting results for the matters voted upon by the shareholders.

1.	Election of Directors

Director’s Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
David A. Dietzler	33,473,473	211,826	23,043	3,231,547
Melanie J. Dressel	32,994,419	694,689	19,234	3,231,547
John P. Folsom	32,969,773	714,931	23,638	3,231,547
Frederick M. Goldberg	33,465,170	218,874	24,298	3,231,547
Thomas M. Hulbert	32,933,378	749,929	25,035	3,231,547
Michelle M. Lantow	33,470,883	211,581	25,878	3,231,547
S. Mae Fujita Numata	33,478,611	204,356	25,375	3,231,547
Daniel C. Regis	33,463,921	214,100	30,321	3,231,547
William T. Weyerhaeuser	32,974,523	704,250	29,569	3,231,547
James M. Will	32,947,062	740,145	21,135	3,231,547

2.	Proposal Number 2, an Advisory (non-binding) Vote on Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes

33,053,733	586,505	68,104	3,231,547

3.	Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes

36,274,633	619,412	45,844	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2013	COLUMBIA BANKING SYSTEM, INC.

	By:	/s/ Kent Roberts
Kent Roberts
Executive Vice President, Director of Human Resources